Exhibit 99.1

Fred’s, Inc. Announces Appointment of Chief Executive Officer and Other Key Leadership Changes

Joe Anto Appointed as CEO

Ritwik Chatterjee Appointed as CFO

Nathaniel Klein Appointed as COO

Mike Ladd Appointed as CSO

MEMPHIS, Tenn.--(BUSINESS WIRE)—February 4, 2019--Fred’s, Inc. (“Fred’s” or “Company”) (NASDAQ:FRED) today announced that its Board of Directors (the “Board”) has approved key changes in its top leadership, including the appointment of Joseph Anto as Chief Executive Officer. Mr. Anto had previously served as Interim Chief Executive Officer since April 2018 and Executive Vice President, Chief Financial Officer and Secretary since February 2018.

Heath Freeman, Chairman of the Board, said: “On behalf of the Board, I want to express how pleased we are to have Joe as our CEO. As Chairman, I have worked closely with Joe during his tenure as Interim CEO, and I am looking forward to collaborating with Joe to write the next chapter for Fred’s.”

In addition, the Board approved the appointments of Ritwik Chatterjee as Chief Financial Officer, Nathaniel Klein as Chief Operating Officer and Michael Ladd as Chief Stores Officer.

Regarding these appointments, Mr. Anto said, “We are very excited to announce the appointments of Rit, Nathaniel and Mike, which I believe reflect the strength and depth of Fred’s executive team. I look forward to continuing to work with these three outstanding leaders as we execute our turnaround plan for the Company.”

The appointments of each of Messrs. Anto, Chatterjee, Klein and Ladd were effective as of February 3, 2019, the first day of the Company’s 2019 fiscal year.

About Joseph Anto

Mr. Anto was appointed Executive Vice President, Chief Financial Officer and Secretary of the Company in February 2018, and he was named Interim Chief Executive Officer in April 2018. Before that, Mr. Anto served as a consultant to the Company, beginning in July 2017. Prior to joining Fred’s, Mr. Anto served as Senior Vice President of Strategy and M&A and in other roles at MediaNews Group, Inc. (d/b/a Digital First Media), one of the largest newspaper companies in the U.S. by circulation. Mr. Anto is the co-founder of RumbaTime, LLC, a fashion brand focused on timepieces and accessories, and served as the company’s CEO from 2009 to 2012. Before that, Mr. Anto held positions at Harbinger Capital Partners, ABS Capital Partners and First Union Securities. He has previously served on the boards of private merchant power companies Kelson Energy Inc. and Kelson Canada, CIPS Marketing Group Inc. and RumbaTime. Mr. Anto holds a BBA from Emory University and an MBA from Columbia University.

About Ritwik Chatterjee

Mr. Chatterjee joined Fred’s as Vice President of Finance in June 2018 and was named Senior Vice President of Corporate Development in September 2018. Prior to joining Fred’s, Mr. Chatterjee most recently served as Senior Vice President, Strategy & Business Development at Rachel Zoe, Inc. Before that, Mr. Chatterjee served as Interim Chief Financial Officer of Microdynamics Group, a private equity-owned invoice and billing firm until its sale to OSG Billing Services.  Prior to that, Mr. Chatterjee was Senior Vice President of Strategy and Business Development at Martha Stewart Living Omnimedia, Inc. Before Martha Stewart, Mr. Chatterjee held positions at Structured Portfolio Management, a credit investment firm, Harbinger Capital Partners, Merrill Lynch (now Bank of America), Piper Jaffray Companies, and CIBC World Markets. He has an BA from Brown University.

About Nathaniel Klein

Mr. Klein joined Fred’s in April 2018 as Senior Vice President of Finance. Mr. Klein was a founder of North American Lithium (NAL) and led the restructuring of its predecessor RB Energy through its eventual sale to Contemporary Amperex Technology Co. (CATL), one of the largest EV battery producers in the world.  Before that, Mr. Klein served as Vice President at Hale Capital Management, a private equity fund based in New York City focused on investing and transforming small and mid-cap companies. Mr. Klein has a BBA from Franklin & Marshall College, where he received The Wall Street Journal Award for outstanding academic achievement.

About Michael Ladd

Mr. Ladd joined Fred’s as Executive Vice President of Store Operations in January 2018. Before Fred’s, Mr. Ladd served as Vice President of Stores at Barnes & Noble, Inc. with responsibility for the store and operations organizations. Mr. Ladd joined Barnes & Noble from Sears Holdings Corporation, where he served as Senior Vice President and Head of Sears Retail with responsibility for the entire store and retail operations teams. He also acted in corporate and field leadership roles of increasing responsibility during his 20-year career with Sears Holdings. Mr. Ladd holds a BA in Business Psychology from Miami University.

About Fred’s, Inc.

Since 1947, Fred’s, Inc. has been an integral part of the communities it serves throughout the southeastern United States. Today, Fred’s operates approximately 600 discount value stores and its mission is to make it easy AND exciting to save money. Its unique format offers customers a full range of value-priced everyday items, along with terrific deals on closeout merchandise throughout the store. For more information about the Company, visit Fred’s website at www.fredsinc.com.

Forward Looking Statements

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A reader can identify forward-looking statements because they are not limited to historical facts or they use such words as “outlook,” “guidance,” “may,” “should,” “could,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “forecast,” “goal,” “intend,” “committed,” “continue,” or “will likely result” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results. These risks and uncertainties include, but are not limited to (i) the competitive nature of the industries in which we operate; (ii) the implementation of our strategic plan, and its impact on our sales, costs and operations; (iii) utilizing our existing and new stores; (iv) our reliance on a single supplier of pharmaceutical products; (v) our pharmaceutical drug pricing; (vi) reimbursement rates and the terms of our agreements with pharmacy benefit management companies; (vii) our private brands; (viii) the seasonality of our business and the impact of adverse weather conditions; (ix) operational difficulties; (x) merchandise supply and pricing; (xi) consumer demand and product mix; (xii) delayed openings and operating new stores and distribution facilities; (xiii) our employees; (xiv) risks relating to payment processing; (xv) our computer system, and the processes supported by our information technology infrastructure; (xvi) our ability to protect the personal information of our customers and employees; (xvii) cyber-attacks; (xviii) changes in governmental regulations; (xix) the outcome of legal proceedings, including claims of product liability; (xx) insurance costs; (xxi) tax assessments and unclaimed property audits; (xxii) current economic conditions; (xxiii) changes in third-party reimbursements; (xxiv) the terms of our existing and future indebtedness; (xxv) any acquisitions we may pursue and the ability to effectively integrate businesses that we acquire; (xxvi) our ability to pay dividends and/or repurchase shares of our Class A voting common stock; (xxvii) our ability to attract and retain talented executives; and (xxviii) the factors listed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

CONTACT:
Fred’s, Inc.
Tejal Patel, Fred’s, Inc.
1-318-348-8709
Tejal.patel@fredsinc.com